Exhibit 99.1

Apple Reports Third Quarter Results

Services Revenue Grows 19% as App Store Hits All-Time Record

CUPERTINO, California - July 26, 2016 - Apple® today announced financial results for its fiscal 2016 third quarter ended June 25, 2016. The Company posted quarterly revenue of $42.4 billion and quarterly net income of $7.8 billion, or $1.42 per diluted share. These results compare to revenue of $49.6 billion and net income of $10.7 billion, or $1.85 per diluted share, in the year-ago quarter. Gross margin was 38 percent compared to 39.7 percent in the year-ago quarter. International sales accounted for 63 percent of the quarter's revenue.

"We are pleased to report third quarter results that reflect stronger customer demand and business performance than we anticipated at the start of the quarter," said Tim Cook, Apple's CEO. "We had a very successful launch of iPhone SE and we're thrilled by customers' and developers' response to software and services we previewed at WWDC in June."

"Our Services business grew 19 percent year-over-year and App Store revenue was the highest ever, as our installed base continued to grow and transacting customers hit an all-time record," said Luca Maestri, Apple's CFO. "We returned over $13 billion to investors through share repurchases and dividends, and we have now completed almost $177 billion of our $250 billion capital return program."

Apple is providing the following guidance for its fiscal 2016 fourth quarter:

•	revenue between $45.5 billion and $47.5 billion

•	gross margin between 37.5 percent and 38 percent

•	operating expenses between $6.05 billion and $6.15 billion

•	other income/(expense) of $350 million

•	tax rate of 25.5 percent

Apple's board of directors has declared a cash dividend of $.57 per share of the Company's common stock. The dividend is payable on August 11, 2016 to shareholders of record as of the close of business on August 8, 2016.

Apple will provide live streaming of its Q3 2016 financial results conference call beginning at 2:00 p.m. PDT on July 26, 2016 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company's estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company's reaction to those factors, on consumer and business buying decisions with respect to the Company's products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company's gross margin; the inventory risk associated with the Company's need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company's business currently obtained by the Company from sole or limited sources; the effect that the Company's dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company's international operations; the Company's reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company's dependency on the performance of distributors, carriers and other resellers of the Company's products; the effect that product and service quality problems could have on the Company's sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company's financial results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended September 26, 2015, its Form 10-Q for the fiscal quarter ended December 26, 2015, its Form 10-Q for the fiscal quarter ended March 26, 2016, and its Form 10-Q for the fiscal quarter ended June 25, 2016 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple's four software platforms - iOS, macOS, watchOS and tvOS - provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple's 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Joan Hoover
Apple
hoover1@apple.com
(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple's PR website (www.apple.com/pr), or call Apple's Media Helpline at (408) 974-2042.

© 2016 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Net sales	$42,358	$49,605	$168,787	$182,214
Cost of sales (1)	26,252	29,924	102,337	109,136
Gross margin	16,106	19,681	66,450	73,078

Operating expenses:
Research and development (1)	2,560	2,034	7,475	5,847
Selling, general and administrative (1)	3,441	3,564	10,712	10,624
Total operating expenses	6,001	5,598	18,187	16,471

Operating income	10,105	14,083	48,263	56,607
Other income/(expense), net	364	390	921	846
Income before provision for income taxes	10,469	14,473	49,184	57,453
Provision for income taxes	2,673	3,796	12,511	15,183
Net income	$7,796	$10,677	$36,673	$42,270

Earnings per share:
Basic	$1.43	$1.86	$6.66	$7.30
Diluted	$1.42	$1.85	$6.62	$7.25

Shares used in computing earnings per share:
Basic	5,443,058	5,729,886	5,505,456	5,788,922
Diluted	5,472,781	5,773,099	5,535,931	5,829,920

Cash dividends declared per share	$0.57	$0.52	$1.61	$1.46

(1) Includes share-based compensation expense as follows:
Cost of sales	$188	$148	$583	$430
Research and development	$479	$388	$1,413	$1,146
Selling, general and administrative	$387	$320	$1,184	$1,095

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	June 25, 2016	September 26, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$18,237	$21,120
Short-term marketable securities	43,519	20,481
Accounts receivable, less allowances of $55 and $63, respectively	11,714	16,849
Inventories	1,831	2,349
Vendor non-trade receivables	7,328	13,494
Other current assets	11,132	15,085
Total current assets	93,761	89,378

Long-term marketable securities	169,764	164,065
Property, plant and equipment, net	25,448	22,471
Goodwill	5,261	5,116
Acquired intangible assets, net	3,506	3,893
Other non-current assets	7,862	5,556
Total assets	$305,602	$290,479

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$26,318	$35,490
Accrued expenses	20,820	25,181
Deferred revenue	8,352	8,940
Commercial paper	12,496	8,499
Current portion of long-term debt	3,500	2,500
Total current liabilities	71,486	80,610

Deferred revenue, non-current	3,064	3,624
Long-term debt	68,939	53,463
Other non-current liabilities	35,572	33,427
Total liabilities	179,061	171,124

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,393,165 and 5,578,753 shares issued and outstanding, respectively	30,106	27,416
Retained earnings	96,542	92,284
Accumulated other comprehensive income/(loss)	(107)	(345)
Total shareholders’ equity	126,541	119,355
Total liabilities and shareholders’ equity	$305,602	$290,479

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended
	June 25, 2016	June 27, 2015
Cash and cash equivalents, beginning of the period	$21,120	$13,844

Operating activities:
Net income	36,673	42,270
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	7,957	8,138
Share-based compensation expense	3,180	2,671
Deferred income tax expense	5,191	2,820
Changes in operating assets and liabilities:
Accounts receivable, net	5,135	7,090
Inventories	518	69
Vendor non-trade receivables	6,166	222
Other current and non-current assets	1,143	2,286
Accounts payable	(9,622)	(3,263)
Deferred revenue	(1,148)	1,040
Other current and non-current liabilities	(5,495)	4,448
Cash generated by operating activities	49,698	67,791

Investing activities:
Purchases of marketable securities	(112,068)	(137,524)
Proceeds from maturities of marketable securities	14,915	9,916
Proceeds from sales of marketable securities	69,926	80,635
Payments made in connection with business acquisitions, net	(146)	(230)
Payments for acquisition of property, plant and equipment	(8,757)	(7,629)
Payments for acquisition of intangible assets	(753)	(201)
Payments for strategic investments	(1,376)	—
Other	(321)	134
Cash used in investing activities	(38,580)	(54,899)

Financing activities:
Proceeds from issuance of common stock	247	324
Excess tax benefits from equity awards	391	684
Payments for taxes related to net share settlement of equity awards	(1,361)	(1,332)
Payments for dividends and dividend equivalents	(9,058)	(8,597)
Repurchases of common stock	(23,696)	(22,000)
Proceeds from issuance of term debt, net	17,984	21,312
Repayments of term debt	(2,500)	—
Change in commercial paper, net	3,992	(1,808)
Cash used in financing activities	(14,001)	(11,417)

Increase/(decrease) in cash and cash equivalents	(2,883)	1,475
Cash and cash equivalents, end of the period	$18,237	$15,319

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$8,990	$10,604
Cash paid for interest	$892	$427